Exhibit 25(n)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF
1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)   [    ]

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)
60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas
Attention: Lynne Malina
Legal Department
60 Wall Street, 37th Floor
New York, New York 10005
(212) 250-0677
(Name, address and telephone number of agent for service)

Florida Power & Light Company
(Exact name of obligor as specified in its charter)

Florida	59-0247775
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

(Address and Zip Code of Principal Executive Offices)

First Mortgage Bonds
(Title of the Indenture securities)

Item 1.    General Information.

            Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.    Affiliations with Obligor.

            If the obligor is an affiliate of the Trustee, describe each such affiliation.

            None.

Item 3. -15. Not Applicable

            To the best of the Trustee’s knowledge, the obligor is not in default under an Indenture for which the Trustee acts as Trustee.

Item 16.   List of Exhibits.

Exhibit 1 - Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002. Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-102172.

 Exhibit 2 - Certificate of Authority to commence business. Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

 Exhibit 3 - Authorization of the Trustee to exercise corporate trust powers. Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

 Exhibit 4 - Existing By-Laws of Bankers Trust Company, as amended on April 15, 2002. Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-102172.

 Exhibit 5 - Not applicable.

 Exhibit 6 - Consent of Bankers Trust Company required by Section 321(b) of the Act. Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

 Exhibit 7 - The latest report of condition of Deutsche Bank Trust Company Americas dated as of June 30, 2006. Copy attached.

 Exhibit 8 - Not Applicable.

 Exhibit 9 - Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 1st day of September, 2006.

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Annie Jaghatspanyan
Annie Jaghatspanyan
Assistant Vice President

Exhibit 7

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page RC-1
13
NEW YORK
City

NY 10005-2858
State Zip Code
FDIC Certificate Number: 00623

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for June 30, 2006

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou
ASSETS
1. Cash and balances due from depository institution (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	2,408,000	1.a
b. Interest-bearing balances (2)			0071	250,000	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	1,552,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices			B987	257,000	3.a
			RCFD
b. Securities purchased under agreements to resell (3)			B989	245,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	632,000	4.a
b. Loans and leases, net of unearned income	B528	7,060,000			4.b
c. LESS: Allowance for loan and lease losses	3123	100,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	6,960,000	4.d
5. Trading assets (from Schedule RC-D)			3545	18,661,000	5
6. Premises and fixed assets (including capitalized leases)			2145	153,000	6
7. Other real estate owned (from Schedule RC-M)			2150	1,000	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	8,000	8
9. Not applicable
10. Intangible assets:
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	47,000	10.b
11. Other assets (from Schedule RC-F)			2160	5,375,000	11
12. Total assets (sum of items 1 through 11)			2170	36,549,000	12

____________________

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page RC-2
14
FDIC Certificate Number: 00623

Schedule RC - Continued

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns			RCON
A and C from Schedule RC-E, part I)			2200	11,181,000	13.a
(1) Noninterest-bearing (1)	6631	3,048,000			13.a.1
(2) Interest-bearing	6636	8,133,000			13.a.2
b. In foreign offices, Edge and Agreement			RCFN
subsidiaries, and IBFs (from Schedule RC-E, part II)			2200	7,260,000	13.b
(1) Noninterest-bearing	6631	1,824,000			13.b.1
(2) Interest-bearing	6636	5,436,000			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON
a. Federal funds purchased in domestic offices (2)			B993	5,249,000	14.a
			RCFD
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	427,000	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	738,000	16
17. and 18. Not applicable
19. Subordinated notes and debentures (4)			3200	8,000	19
20. Other liabilities (from Schedule RC-G)			2930	3,197,000	20
21. Total liabilities (sum of items 13 through 20)			2948	28,060,000	21
22. Minority interest in consolidated subsidiaries			3000	437,000	22
EQUITY CAPITAL

23. Perpetual preferred stock and related surplus			3838	1,500,000	23
24. Common stock			3230	2,127,000	24
25. Surplus (exclude all surplus related to preferred stock)			3839	584,000	25
26. a. Retained earnings			3632	3,833,000	26.a
b. Accumulated other comprehensive income (5)			B530	8,000	26.b
27. Other equity capital components (6)			A130	0	27
28. Total equity capital (sum of items 23 through 27)			3210	8,052,000	28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	36,549,000	29

Memorandum

To be reported with the March Report of Condition.

1.      Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2005
RCFD 6724	Number N/A M.1
1 =    Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =    Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 =    Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =    Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 =    Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6 =    Review of the bank’s financial statements by external auditors
7 =    Compilation of the bank’s financial statements by external auditors
8 =    Other audit procedures (excluding tax preparation work)
9 =    No external audit work

____________________

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses)
     on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.